Exhibit 5.1

February 5, 2015

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

Ladies and Gentlemen:

We have acted as counsel to Speed Commerce, Inc., a Minnesota corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to (1) the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) shares of common stock, no par value per share (the “Common Stock”); (ii) shares of preferred stock, no par value per share (the “Preferred Stock”); (iii) debt securities in one or more series, which may be senior (“Senior Debt Securities”) or subordinated (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (v) units consisting of one or more of (a) shares of Common Stock, (b) shares of Preferred Stock, (c) Debt Securities, (d) Warrants or (e) any combination of such securities (“Units”), having an aggregate initial offering price not to exceed $100,000,000 and (2) the registration of 25,626,075 shares of Common Stock (the “Shares”), 18,626,075 Shares of which are currently outstanding, for offer and sale by the selling shareholders to be named in a prospectus supplement (the “Selling Stockholders”).  In addition, the Debt Securities and Preferred Stock may be convertible into, and the Warrants may be exercisable for, Common Stock or Preferred Stock, as the case may be, of the Company.  The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and the Stocks are collectively referred to herein as the “Securities” and each, individually, as a “Security”.

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplements thereto.  The Debt Securities will be issued in one or more series pursuant to (i) a senior indenture (the “Senior Debt Securities Indenture”) or (ii) a subordinated indenture (the “Subordinated Debt Securities Indenture” and, together with the Senior Debt Securities Indenture, the “Indentures” and each, individually, an “Indenture”), each Indenture to be entered into by the Company and a financial institution to be named therein, as trustee (the “Trustee”), substantially in the forms attached as Exhibits 4.3 and 4.4, respectively, to the Registration Statement, and each as the same may hereafter be modified or supplemented from time to time, among other things, at the time of and in connection with the issuance of one or more series of the Debt Securities.

The Preferred Stock will be issued in one or more series and the designations, relative powers, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).  The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution to be determined, as warrant agent (each, a “Warrant Agent”).  The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a financial institution to be determined, as unit agent (the “Unit Agent”).  Future amendments and supplements to the Indentures (collectively, the “Amendments”) and each Certificate of Designation, Warrant Agreement and Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated in such Registration Statement by reference.  The Indentures (as amended or supplemented pursuant to Amendments), Warrant Agreement and Unit Agreement are hereinafter referred to as the “Securities Documents.”

In connection with the foregoing, we have examined the Registration Statement, the Prospectus and the forms of Indentures.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters.  We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

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Speed Commerce, Inc.

February 5, 2015

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

We also have assumed that (i) at the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock, Preferred Stock or Warrants, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, and the number of shares of Common Stock or Preferred Stock to be offered and sold under the Registration Statement, together with the then issued and outstanding shares of Common Stock or Preferred Stock, as the case may be, and shares thereof reserved for issuance, will not exceed the number of shares authorized in the Company’s articles of incorporation (iv) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (v) one or more prospectus supplements will have been filed with the Commission describing the particular Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party will not, violate any applicable law or result in a default under or breach of any agreement, instrument or indenture binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Indenture, all then existing and applicable supplements thereto and the supplemental indenture pursuant to which such Debt Securities are issued, if any, executed and delivered at the time of and in connection with the issuance of such Debt Securities, have been duly authorized and validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee (ii) each supplemental indenture to either Indenture pursuant to which any series of Debt Securities are issued will comply with such Indenture as theretofore supplemented and related to such series, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented and related to such series (including by such supplemental indenture), (iii) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (iv) the Company has taken all necessary corporate action to approve such Indenture, the terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (v)  the Debt Securities, when issued, will be duly executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate Certificate of Designation with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Minnesota.

With respect to the issuance and sale of any Warrants, we have assumed that (i) the Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, duly issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Warrant Agreement relating thereto.

Speed Commerce, Inc.

February 5, 2015

With respect to the issuance and sale of any Units, we have assumed that (i) the Unit Agreement will have been duly executed and delivered by the Company and the Unit Agent, and (ii) the Units, when issued, will be executed, countersigned by the Unit Agent, duly issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Unit Agreement relating thereto.

We have further assumed, without investigation, that, when duly executed and delivered by the parties thereto, each Securities Document will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Securities Document will be governed by and construed in accordance with the law of the State of Minnesota.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

1.      The 18,626,075 Shares to be sold by the selling stockholders that are currently outstanding are duly authorized, validly issued, fully paid and non-assessable.

2.      Any Securities consisting of Common Stock or Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.      Any Securities consisting of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

4.      Any Securities consisting of Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.      Any Securities consisting of Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are qualified to the extent that the enforceability of any of the Securities, Securities Documents or other document or instrument may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy and (c) public policy.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Minnesota and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of Minnesota, the laws of the State of New York (as applicable), and the federal law of the United States of America. As used herein, the “laws of the State of Minnesota” include the statutory provisions contained therein, all applicable provisions of the Minnesota Constitution and reported judicial provisions interpreting such provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion supercedes and replaces our opinion dated December 24, 2014 with respect to the matters addressed herein.

Very truly yours,

/s/ Winthrop & Weinstine, P.A.